inVentiv Health Inc.
Quarterly Segment Reporting Summary
Q1 2006 - Q2 2007
(unaudited)

(in millions)

2006 Q1	inVentiv	inVentiv	inVentiv	inVentiv
	Clinical	Commercial	Communications	Patient Outcomes	Corporate	Total

Revenue	$ 32.5	$ 86.2	$ 45.7	$ 9.3	$ -	$ 173.7

Adjusted Operating Income *	$ 1.6	$ 13.1	$ 7.6	$ 0.5	$ (2.3)	$ 20.5
Less: Stock Compensation Expense	0.3	0.9	0.1	0.1	0.2	1.6
Reported Operating Income	$ 1.3	$ 12.2	$ 7.5	$ 0.4	$ (2.5)	$ 18.9

2006 Q2	inVentiv	inVentiv	inVentiv	inVentiv
	Clinical	Commercial	Communications	Patient Outcomes	Corporate	Total

Revenue	$ 38.4	$ 77.1	$ 50.8	$ 16.7	$ -	$ 183.0

Adjusted Operating Income *	$ 3.9	$ 11.7	$ 6.6	$ 2.1	$ (2.4)	$ 21.9
Less: Stock Compensation Expense	0.3	0.9	0.2	0.0	0.3	1.7
Reported Operating Income	$ 3.6	$ 10.8	$ 6.4	$ 2.1	$ (2.7)	$ 20.2

2006 Q3	inVentiv	inVentiv	inVentiv	inVentiv
	Clinical	Commercial	Communications	Patient Outcomes	Corporate	Total

Revenue	$ 40.0	$ 88.1	$ 53.5	$ 16.2	$ -	$ 197.8

Adjusted Operating Income *	$ 4.2	$ 10.8	$ 8.9	$ 1.7	$ (2.9)	$ 22.7
Less: Stock Compensation Expense	0.3	0.9	0.2	0.2	0.6	2.2
Reported Operating Income	$ 3.9	$ 9.9	$ 8.7	$ 1.5	$ (3.5)	$ 20.5

2006 Q4	inVentiv	inVentiv	inVentiv	inVentiv
	Clinical	Commercial	Communications	Patient Outcomes	Corporate	Total

Revenue	$ 39.0	$ 95.7	$ 57.4	$ 19.7	$ -	$ 211.8

Adjusted Operating Income *	$ 3.1	$ 13.5	$ 7.3	$ 3.4	$ (3.3)	$ 24.0
Less: Stock Compensation Expense	0.3	0.6	0.2	0.3	0.6	2.0
Adjusted Operating Income **	$ 2.8	$ 12.9	$ 7.1	$ 3.1	$ (3.9)	$ 22.0

Less: Acquisition-related incentive	-	-	3.5	-	-	3.5
Reported Operating Income	$ 2.8	$ 12.9	$ 3.6	$ 3.1	$ (3.9)	$ 18.5

2007 Q1	inVentiv	inVentiv	inVentiv	inVentiv
	Clinical	Commercial	Communications	Patient Outcomes	Corporate	Total

Revenue	$ 41.4	$ 97.8	$ 61.4	$ 21.4	$ -	$ 222.0

Adjusted Operating Income *	$ 2.2	$ 10.0	$ 8.5	$ 3.6	$ (3.4)	$ 20.9
Less: Stock Compensation Expense	0.4	1.1	0.3	0.0	0.6	2.4
Reported Operating Income	$ 1.8	$ 8.9	$ 8.2	$ 3.6	$ (4.0)	$ 18.5

2007 Q2	inVentiv	inVentiv	inVentiv	inVentiv
	Clinical	Commercial	Communications	Patient Outcomes	Corporate	Total

Revenue	$ 47.0	$ 97.8	$ 65.9	$ 21.7	$ -	$ 232.4

Adjusted Operating Income *	$ 3.2	$ 13.3	$ 9.1	$ 3.5	$ (3.3)	$ 25.8
Less: Stock Compensation Expense	0.4	1.1	0.3	0.1	0.6	2.5
Adjusted Operating Income **	$ 2.8	$ 12.2	$ 8.8	$ 3.4	$ (3.9)	$ 23.3

Less: Receivable reserve	-	8.2	-	-	-	8.2
Reported Operating Income	$ 2.8	$ 4.0	$ 8.8	$ 3.4	$ (3.9)	$ 15.1

* Excludes stock compensation expense, acquisition-related incentive and receivable reserve, where applicable. (See Form 8-K, Item 7.01 for further details)
** Excludes acquisition-related incentive and receivable reserve as disclosed above for 2006 Q4 and 2007 Q2, respectively. (See Form 8-K, Item 7.01 for further details)